SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (213) 229-2885

4251 East Melody Drive, Higley, AZ 85236
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02  Unregistered Sales of Equity Securities

From May 26, 2006 to August 9, 2006, to obtain funding for working capital, Sub-Urban Brands, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with accredited investors (the “Investors”) for the sale of $850,000 worth of Units, each Unit consisting of: (i) a $50,000 10% Convertible Promissory Note (the “Note”) and (ii) 200,000 common stock purchase warrants (“Warrants”) exercisable at $0.25. The Warrants are exercisable for a period of three years from the date of execution.

In connection with the Agreement, the Company entered into following closings:
May 26, 2006	$100,000
June 23, 2006	$50,000
July 6, 2006	$350,000
July 11, 2006	$50,000
July 26, 2006	$85,000
August 9, 2006	$215,000

The Notes bear interest at 10% and mature at the earliest of (i) a financing of not less than $4,000,000, (ii) twelve months from the date of issuance or (iii) at the Company’s election. The Notes will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25. The full principal amount of the Notes is due upon default under the terms of Notes.

The Company will use best efforts to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Notes, and (ii) the Common Stock issuable upon exercise of the Warrants, by November 15, 2006.

As of the date hereof, the Company is obligated on $850,000 face amount of Notes issued to the Investor.  The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In the period June 30, 2006 through August 2, 2006 the company issued 3,078,341 shares of its Common Stock in exchange for the conversion of $927,435 of outstanding convertible notes payable including accrued interest of $116,335. $764,685 of the notes and accrued interest converted at approximately $0.31503 per share and $162,750 of the notes and accrued interest converted at $0.2500 per share, in accordance with the terms of the convertible notes.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement

4.2	Form of Subordinated 10% Promissory Note

4.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: August 10, 2006	/s/ Jack Mott
Jack Mott, Chief Financial Officer